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                                                                    EXHIBIT 10.2

                           EARLY RETIREMENT AGREEMENT
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     EARLY RETIREMENT AGREEMENT, dated as of August 1, 1995, by and between
TAMBRANDS INC., a Delaware corporation (the "Company"), and Raymond F. Wright ("Employee").

     WHEREAS, Employee has expressed his intention to retire from employment with the Company;

     WHEREAS, Employee holds a position of significant importance to the Company;

     WHEREAS, Employee has provided loyal and valuable service to the Company and the Company recognizes Employee's significant contribution to the Company and its shareholders;

     WHEREAS, the Company believes that it is in its best interest to retain the services of Employee until the end of 1995; and

     WHEREAS, Employee is willing to delay his early retirement and to remain employed by the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of their mutual promises, the Company and Employee agree as follows:

     1.  Employment Period.  Employee shall remain in the Company's employ from
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the date hereof until December 31, 1995 (the "Retirement Date"), at which time he shall voluntarily retire from the Company. The period during which Employee remains an employee hereunder shall be referred to as the "Employment Period".

     2.  Title and Responsibilities.  During the Employment Period, Employee
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shall retain the title of Senior Vice President, Chief Financial Officer and
Chief Information Officer and shall have the responsibilities associated with such title and his position as in effect immediately prior to the date hereof.

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     3.  Salary.  During the Employment Period, the Company shall pay Employee a
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base salary at the same rate as was in effect immediately prior to the date hereof, payable in installments at the same time and in the same manner as the Company pays salary to executive employees located at its headquarters and subject to all applicable deductions or reductions therein made pursuant to Employee's elections under the Company's compensation plans or programs (the "Applicable Reductions").

     4.  Bonus.  If the Employee is employed on the  Retirement Date, he shall
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be eligible to receive a bonus for 1995 services, as determined by the
Compensation Committee of the Board of Directors in accordance with the applicable terms and conditions of the Annual Incentive Plan (the "AIP"). Any such bonus shall be paid to Employee at the same time as bonuses are paid to other executives under the AIP.

     5.  Employee Benefits. (a) Benefits as an Employee.  Until the end of the
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Employment Period, the Company will provide Employee with coverage under the employee benefit plans, policies and arrangements generally available to its employees, including, but not limited to, participation in the Company's qualified retirement plan and coverage under the Company's medical, dental, life and disability insurance plans. Accrued vacation days which are unused as of the end of the Employment Period shall be paid to Employee as soon as practicable thereafter. Except as expressly provided in paragraph 5(b) below, all other benefits shall, unless otherwise expressly provided herein or in the relevant plan, policy or arrangement, cease as of December 31, 1995.

     (b) Retirement Benefits.  Following the Retirement Date, Employee shall be
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entitled to receive his accrued vested benefit under the Pension Plan for
Employees of Tambrands Inc. (the "Pension Plan") and under the formula in the Company's Supplemental Executive Retirement Plan (the "SERP") which replicates that formula contained in the Pension Plan but without regard to the limits imposed under the Internal Revenue Code or ERISA on the amount of compensation that may be taken into account in determining a participant's benefits (the "Excess Formula"). Payment of any benefit under the Pension Plan or the SERP shall be made in accordance with their respective terms (but based on the assumption in the preceding sentence), and Employee shall have all rights of a participant under the Pension Plan and the SERP, including all elections as to the form of benefit, provided that if Employee is employed on the Retirement
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Date, solely for purposes of determining his eligibility to qualify for early retirement with respect to the timing of payment of his benefits under the

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Excess Formula (and not for any other purpose), he shall also be deemed to have completed 10 Years of Service and will therefore become a retiree of the Company. If Employee remains in the Company's employ through the Retirement Date, Employee shall also be eligible to receive the benefits made available to retirees under the Company's retiree medical and retiree life insurance programs, and subject to the generally applicable terms and conditions of each such program (including, without limitation, the requirement to make contributions toward such coverage).

     6.  Stock Options.  Subject to the execution of this Agreement by Employee,
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and compliance by Employee with its terms, the committee responsible for administering the 1991 Stock Option Plan (the "1991 Plan") and the 1981 Long Term Incentive Plan (the "1981 Plan") has consented to Employee's retirement from the Company as of the Retirement Date. As a result, any options held by Employee pursuant to the terms of either the 1991 Plan or the 1981 Plan which are exercisable as of the Retirement Date shall continue to remain exercisable under the terms of each such Plan relating to retirees; provided that Employee
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agrees that, as part of the consideration for the Company entering into this
Agreement, the expiration date of each such option shall be reduced from ten years from the date of its initial grant to the second anniversary of the Retirement Date. Any options held by Employee pursuant to the terms of either the 1991 Plan or the 1981 Plan which are not exercisable as of the Retirement Date shall lapse as of such date and shall not become exercisable. Notwithstanding the provisions of Section 5, Employee shall not be eligible for any additional stock option grants to be made after the date hereof. Except as otherwise expressly provided in this Section 6, all of the terms and conditions of the 1991 Plan and 1981 Plan and the grants made thereunder to Employee (including, without limitation, the expiration date of such options) shall continue to be applicable to him.

     7.     Restricted Stock.  Notwithstanding anything else contained herein to
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the contrary, Employee shall not be eligible for any additional restricted stock grants to be made after the date hereof.

     8.    Termination by Company.  Notwithstanding anything else contained
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herein to the contrary, if the Company terminates Employee's employment hereunder at any time before the Retirement Date, other than due to Employee's conviction of a felony or willful misconduct or gross negligence, Employee shall be entitled to receive the benefits and annual bonus amount which would have been payable to Employee had he voluntarily terminated his

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employment on the Retirement Date, and an amount as salary continuation equal to the salary which would have been paid to Employee from the date of such termination to such Retirement Date. In no event shall Employee be or become entitled to receive any other severance or termination benefits by reason of such termination under any plan, policy or program of the Company or any of its subsidiaries.

     9.  Non-competition.  During the Employment Period and for one year after
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the Retirement Date, Employee shall not engage directly or indirectly in or become employed by, serve as an agent or consultant to, become a partner, principal or stockholder of any partnership, corporation or other entity (a "Competitor") which is engaged in a business which is competitive in any geographical area with any business that accounts for a material portion of the revenues of the Company or any of its subsidiaries; provided that Employee's
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ownership of less than 1% of the issued and outstanding stock of any corporation whose stock is traded on an established securities market shall not constitute competition with the Company.

     10.  Non-cooperation.  During the Employment Period and for two years after
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the Retirement Date, Employee will not become associated with (whether through an investment of capital or otherwise), provide services to or otherwise solicit, aid, assist or cooperate with any person, group or entity (an "Acquiror") in any effort to effect a change of ownership in, or otherwise gain control of, the Company, whether through a stock purchase, merger, asset acquisition, proxy solicitation or any other means. Nothing in this Section 10 shall be construed to preclude Employee from owning less than 1% of the outstanding Common Stock of the Company or an Acquiror, whether acquired pursuant to the terms of any employee benefit plan or otherwise.

     11.  Non-solicitation.  During the Employment Period and for two years
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after the Retirement Date, Employee will not solicit or otherwise induce any employee of the Company or its subsidiaries to leave the employ of the Company or such subsidiaries or to become associated, whether as an employee, officer, partner, director, consultant or otherwise, with any business organization, including, but not limited to, a Competitor or Acquiror.

     12.  Non-disclosure.  Without the prior written consent of the Company,
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except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, Employee shall not disclose any trade secrets, customer lists, drawings,

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designs, product development and related information, marketing plans and related information, sales plans and related information, manufacturing plans and related information, management organization and related information (including data and other information related to members of the Board and management), operating policies and manuals, business plans and related information, financial records and related information, packaging design and related information or other financial, commercial, business or technical information related to the Company or any of its subsidiaries to any third person unless such information has been previously disclosed to the public by the Company or has become public knowledge other than by a breach of this Agreement.

     13.  Intention of the Parties.  If any provision of Sections 9, 10, 11 or
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12 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, the Company and Employee agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such court shall reform such provision to make it enforceable in accordance with the intent of the parties.

     14.  Release.  In consideration of the benefits provided to Employee
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hereunder, Employee hereby releases and absolves the Company from any and all claims that Employee may now have or may hereafter have against the Company or any of its subsidiaries arising out of or in connection with Employee's employment with, or service as an officer or a director of, the Company or any of its subsidiaries, other than any claim for the benefits to be provided to Employee under this Agreement.

     15.  Indemnity.  The Company or one of its subsidiaries, as appropriate,
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shall indemnify Employee for any claim arising out of or in connection with
Employee's service as an officer of the Company or as an officer or director of any of the Company's subsidiaries in the same manner and to the same extent as the Company or such subsidiary, as the case may be, indemnifies its then current directors, officers or employees, as the case may be.

     16.  Remedies.  Employee acknowledges that a material part of the
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inducement for the Company to enter into this Agreement is Employee's covenants with respect to non-competition, non-disclosure, non-cooperation and non-solicitation set forth in Sections 9 through 12 hereof. Employee agrees that if Employee shall breach any of those covenants, the Company shall have no

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further obligation to pay Employee any benefits otherwise payable hereunder
(except as may otherwise be required at law) and shall be entitled to such other legal and equitable relief as a court or arbitrator shall reasonably determine unless such breach is an inadvertent breach that does not result in any significant harm to the Company. Employee further agrees and acknowledges that a remedy at law for any breach or threatened breach of the provisions of Sections 9, 10, 11 or 12 hereof would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however,
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that nothing contained in this sentence shall be construed as prohibiting the
Company from pursuing any other remedies available for any such breach or threatened breach.

     17.  Withholding.  All cash payments to be made under this Agreement shall
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be made net of all applicable income and employment taxes required to be withheld from such payments. To the extent any compensation is payable to Employee in accordance with this Agreement other than as a payment in cash, Employee shall be required to pay the Company an amount equal to all applicable income and employment taxes required to be withheld with respect thereto.

     18.  Miscellaneous.  This Agreement may be amended only by a written
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instrument signed by the Company and Employee.  Except with respect to any other agreement between the Company and Employee that is specifically referenced herein and intended to continue beyond the execution of this Agreement, this Agreement shall constitute the entire agreement between the Company and Employee with respect to the subject matter hereof. The obligations of the Company to Employee and the covenants of Employee in favor of the Company shall survive the termination of the Employment Period. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of Employee) and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any notices to be given and any payments to be made hereunder shall be delivered in hand or sent by registered mail, return receipt requested, to the respective party at the address noted above for such party or to such other address as either such party shall direct in accordance with this Section 18.

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     19.  Governing Law.  This Agreement shall be governed by the laws of the
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State of New York, without reference to the principles of conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day first written above.

                                               TAMBRANDS INC.

                                               By:/s/ Edward T. Fogarty
                                                  __________________________
                                               Title: Chief Executive Officer

Witness:
/s/ Thomas Soper
__________________

                                               /s/ Raymond F. Wright
                                               ______________________________
                                               Raymond F. Wright

Witness:
/s/ Thomas Soper
__________________

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